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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                      O'Sullivan Industries Holdings, Inc.

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             (Exact name of registrant as specified in its charter)

Delaware                                                              43-1659062
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    (State of incorporation or organization)(I.R.S. Employer Identification No.)

1900 Gulf Street, Lamar, Missouri                                     64759-1899
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                              (Address of principal executive offices)(Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

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
Securities Act registration statement file number to which this form relates:           NO.333-81631

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Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                         Name of each exchange on which
           to be so registered                         each class is to be registered
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
None                                            n/a

Securities to be registered pursuant to Section 12(g) of the Act:

                             Senior Preferred Stock
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              (Title of Class)


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The title of the stock to be registered is Senior Preferred Stock $.01 par value per share



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(the "Senior Preferred Stock"), of O'Sullivan Industries Holdings, Inc., a
Delaware corporation (the "Registrant"). A description of the securities registered hereby is included in the "Description of O'Sullivan Capital Stock After the Merger" section of the Final Prospectus filed pursuant to Section 424(b) of the Securities Act filed as part of the Registrant's Registration Statement on Form S-4, Commission File No. 333-81631 which shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS

Pursuant to Part II of the Instructions as to Exhibits on Form 8-A, the following exhibits are incorporated herein by reference from the Registrant's Registration Statement on Form S-4, Commission File No. 333-81631 and Form S-1, Commission File No. 33-72120, or are being filed with each copy of this Registration Statement.

         1. Form of Amended and Restated Certificate of Incorporation of the Registrant. (Exhibit 2.4(a) to Appendix A of the Final Prospectus filed as part of the Registrant's Registration Statement on Form S-4, Commission File No. 333-81631)

         2.   Form of Bylaws of the Registrant.
              (Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Commission File No. 33-72120)

         3.   Copy of specimen of the Registrant's Senior Preferred Stock.




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                                   SIGNATURES

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              O'SULLIVAN INDUSTRIES HOLDINGS, INC.

                              s\    Rowland H. Geddie III
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                              By: Rowland H. Geddie III
                              Title: Vice President, General Counsel & Secretary

Dated: 12/10/99